EXHIBIT 10.1

              BRIDGE LOAN FINANCING AND SECURITY AGREEMENT
              --------------------------------------------

     THIS BRIDGE LOAN FINANCING AND SECURITY AGREEMENT ("Financing Agreement") is dated as of October 22, 1997, by and between INTRATEL GROUP, LTD. a Delaware corporation, with its principal place of business at The Oaks, 227 St. James Park, Osprey, Florida 34229 (the "Company"), and Fairfield Homes Ltd., having its business address at 111 Alazorov St., Tel Aviv, Israel (the "Investor").

                               WITNESSETH:
                               -----------

     WHEREAS, the Investor has previously loaned to the Company Two Hundred and Fifty Thousand Dollars ($250,000) pursuant to that certain Secured Promissory Note dated October 15, 1997, in favor of Investor.

     WHEREAS, the Company wishes to induce the Investor to loan to the Company, and the Investor is willing to loan to the Company, subject to the terms and conditions set forth herein, an additional One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000).

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. LOAN. Subject to the terms and conditions set forth herein, the Investor shall loan to the Company Two Million Dollars ($2,000,000) on or before November 6, 1997 (the "Loan") by delivery of such amount to the Company on such date in same day U.S. funds by wire transfer to an account designated by the Company.

     2. NOTE. The terms of the Loan shall be set forth in and evidenced by a Senior Secured Promissory Note in substantially the form attached hereto as Exhibit A in the principal amount of $1,750,000, payable to the order of the Investor (the "Note").

     3.   MUTUAL DELIVERIES.

          a. Upon the delivery by the Investor of the loan proceeds as provided in Section 1 above, the Company shall deliver to the Investor the Note.

          b. Within five (5) business days following funding of the Note, the Company shall deliver, or cause to be delivered, the original or execution copies of the following instruments and agreements duly executed by all parties thereto other than the Investor (together with the Note the "Related Agreements"):

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               (i) the INTRATEL GROUP, LTD. Common Stock Purchase Warrant
in the form attached hereto as Exhibit B (the "Warrant"); and

               (ii) the Subordination Agreement executed by Mr. David A. Kanstoroom, Mr. David S. Spezza, the Company, and the Investor; and

               (iii) the Pledge Agreements (as defined below) executed by Mr. Robert E. Yaw II, Mr. Charles R. Brink, and Mr. Vincent T. Jordan and the Company pledging their shares in infinet software, inc. ("infinet") representing five percent, five percent, twenty-five percent, and ten percent of the currently issued and outstanding shares of infinet respectively; and

               (iv) the Unanimous Consent Action of the Board of Directors of infinet authorizing the execution of the Joinder Agreement made a part of this Financing Agreement and the Unanimous Consent Action of the Board of Directors of the Company authorizing the Company to enter into this Loan; and

               (v) the stock certificates (and related stock powers) representing the collateral stock pledged pursuant to Paragraph 4(a) below and the shares pledged in the Pledge Agreements (as defined below) pursuant to Paragraph 4(b) below.

     4.   PLEDGE OF STOCK.

          a. As a material inducement to Investor to consummate the transactions provided for hereunder, the Company hereby pledges to Investor and gives Investor a continuing and unconditional security interest (the "Security Interest") in the following described property and in all increases, income, dividends, distributions and profits therefrom, in all substitutions therefor and in all proceeds thereof in any form (the "Collateral");

          The One Thousand Two Hundred Twenty-Two and 22/100 (1,222.22) shares of the issued and outstanding capital stock of infinet software, inc., a Delaware corporation, which are currently owned by the Company as evidenced by the copy of the stock certificate attached hereto as Exhibit ___.

          b. The Collateral secures the Company's obligations hereunder to make payments to Investor when such payments are due, whether by acceleration or otherwise. Within five (5) business days following funding of the Note, the Company shall deliver its stock certificate evidencing ownership of shares in infinet to be held by the law firm of Krieger & Prager as agent for the Investor as security for repayment of the Note.

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Additionally, the Company shall cause Mr. Robert E, Yaw II, Mr. Charles R.
Brink, and Mr, Vincent T. Jordan to deliver their stock certificates evidencing ownership of their shares in infinet to be held by the law firm of Krieger & Prager as agent for the Investor as additional security for repayment of the Note. Moreover, the Company represents that Mr. Robert E. Yaw II, Mr. Charles R. Brink, and Mr. Vincent T. Jordan will simultaneously execute and deliver mutually agreed upon pledge agreements (the "Pledge Agreements") within five (5) business days following funding of the Note so long as Investor simultaneously executes and delivers the Pledge Agreements.

          c. The Company represents and warrants, and so long as the Note remains unpaid shall be deemed continuously to represent and warrant, that the Company is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest.

          d. Until the occurrence of an Event of Default (as described in the Note executed contemporaneously herewith) the Company reserves the right to receive all income from the Collateral. If the Investor receives any such income prior to the occurrence of an Event of Default, it will pay the income promptly to the Company.

          e. From and after the occurrence of an Event of Default, the Company will not demand or receive any income from the Collateral. If the Company receives any such income, without demand, the Company will pay it promptly to the Investor. The Investor may apply the net cash receipts of such income to payment of the Company's indebtedness under the Note. However, Investor shall account for and pay over to the Company all Collateral remaining, and any income remaining after termination of this Financing Agreement.

          f. Investor and the law firm of Krieger & Prager as its agent shall exercise reasonable care in the custody and preservation of the Collateral.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

          a. The Company has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Financing Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company

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enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

          b. The execution, delivery and performance by the Company of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably be expected to have a material adverse effect on the Company taken as a whole.

          c. The Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

          d. There is no pending, or to the knowledge of the Company threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

          e. No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

          f. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all corporate power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

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          g.   The Collateral is not subject to any security interests,
pledges, liens or judgments or other such encumbrances senior to the security interest granted to Investor pursuant to this Financing Agreement.

          h. The execution, delivery and performance of this Agreement by the Company and the Related Agreements to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby will not:
(i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

          (i) The financial statements presented to Investor by the Company (i) fairly present the financial condition, assets and liabilities of the Company at their respective dates and the results of operations for the periods covered thereby, (ii) were prepared in accordance with Generally Accepted Accounting Principals ("GAAP"), and (iii) were prepared from the books and records of the Company.

          (j) There has been no material change in the capitalization, assets, or liabilities of the Company since the issuance of the financial statements delivered to Investor except however, certain changes in the ownership of the equity of the Company are contemplated.

     6. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

          a. The Investor has the corporate power and authority to enter into this Financing Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Financing Agreement and the Related Agreements and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor. This Financing Agreement and the Related Agreements have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency,

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reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

          b. The execution, delivery and performance by the Investor of this Financing Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

          c. There is no pending, or to the knowledge or the Investor threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Financing Agreement or the Related Agreements.

          d. No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Financing Agreement or the Related Agreements or the taking of any action contemplated hereunder or thereunder.

          e. THE INVESTOR HAS PRIOR SUBSTANTIAL INVESTMENT EXPERIENCE, INCLUDING INVESTMENT IN NON-LISTED AND NON-REGISTERED SECURITIES AND HAS HAD THE OPPORTUNITY TO ENGAGE THE SERVICES OF AN INVESTMENT ADVISOR, ATTORNEY OR ACCOUNTANT TO READ ALL OF THE DOCUMENTS FURNISHED OR MADE AVAILABLE BY THE COMPANY TO THE INVESTOR IN CONNECTION WITH THIS INVESTMENT AND TO EVALUATE THE MERITS AND RISKS OF THIS INVESTMENT.

          f. No representations or warranties have been made to the Investor by the Company, or any officer, employee, agent, affiliate or representative of the Company or Gerard Klauer Mattison & Co., other than the representations of the Company contained herein or in the Warrant, and the Investor is not relying upon any representations other than those contained herein or therein.

          g. Any information which the Investor has heretofore furnished to the Company with respect to the Investor's financial position and business experience is correct and complete.

     7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as the Note shall be outstanding, except as otherwise required under the Related Agreements, the Company shall:

          a. Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before

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the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

          b. Pay, or cause to be paid, all material debt and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

          c. Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

          d.   Provide to the Investor the following:

               (i) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as at the end of that fiscal year and the related statement of earnings, stockholders' equity and changes in financial position of the Company for such fiscal year, all with accompanying notes, in reasonable detail, prepared in accordance with GAAP and audited by independent certified public accountants of recognized standing; and

               (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year (commencing the quarter ending September 30, 1997), an unaudited consolidated balance sheet of the Company as of the end of that quarter, and the related unaudited statement of earnings of the Company for the period from the beginning of that fiscal year to the end of that quarter, certified by the principal financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end adjustments.

          e.   Do, or cause to be done, all things that may be necessary to
(i) maintain its due organization, valid existence and good standing under the laws of its state of incorporation; (ii) preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect; (iii) maintain its power or authority to carry on its business as now conducted; and (iv) use its best efforts to keep available the services of its present employees and agents and maintain its current relations with suppliers, customers,

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distributors and joint venture partners (subject to the business judgment of executive management).

          f. At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

          g. Keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

          h. At all reasonable times upon the Investor's request and upon advance notice to the Company and for good reason, permit representatives designated by the Investor to have access to the books and records relating to the operations and procedures of the Company (subject to execution of confidentiality undertakings).

          i. Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity, for the purpose of paying or discharging the obligations of such person or entity unless such guaranties relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $100,000.

          j. Not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business, however, the Company may engage in any of the foregoing transactions with a parent or subsidiary of the Company so long as such parent or subsidiary is no less creditworthy than the Company and such parent or subsidiary assumes the obligations of the Company hereunder.

          k. Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company.

          l. Not issue any additional stock without the permission of the Investor.

Notwithstanding the foregoing, the Investor hereby consents to any of the foregoing matters which is provided for or required by the Related Agreements.

     8. ASSIGNMENT. This Financing Agreement and the Related Agreements may be assigned by the Investor to a maximum of five

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(5) transferees or assignees of the Note provided the Company is, prior to or simultaneously with such transfer, furnished with written notice of the name and address of such transferee or assignee, and such assignee agrees in writing to be bound by the terms hereof and provided further that, if the Note is only assigned or transferred in part, then such assignment shall only be made in part on an appropriate proportionate basis. If there is a conflict between this provision and any provision of the Related Agreements, this provision shall govern. Notwithstanding the foregoing, in no event shall Investor assign its obligation to make the Option Loan.

     As a condition to any such assignment, the assignee shall warrant, represent and acknowledge to the Company and to the Investor that: (i) such assignee has adequate means of providing for its current needs and possible contingencies, and anticipates no need now or in the foreseeable future to sell its shares of Common Stock, (ii) such assignee has had an opportunity to ask questions of and receive answers from the Company concerning its investment as evidenced by the loan and Warrant (hereinafter referred to as the "Investment") in the Company, and all such questions have been answered to its full satisfaction, (iii) such assignee intends to hold the Warrant, and any shares of the Common Stock issued upon the exercise of the Warrant, of the Company for its own account for investment, and not with a view toward any resale or other distribution of such Common Stock, (iv) the Investment in the Company involves a high degree of risk, no tax advantages will result from the investment in the Company, and such assignee must be able to bear the economic risk of complete loss of the Investment in the Company, (v) such assignee has received no representations and warranties from Company other than those otherwise set forth herein, (vi) such assignee has the knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Investment, provided, however, if such assignee does not have such knowledge and experience, such assignee has consulted with an attorney, accountant or other financial consultant or advisor, as its Purchaser Representative, and such person is capable of evaluating the risk of the Investment and of so advising such assignee thereof, and (vii) such assignee acknowledges that the Company's Common Stock has not been registered under the Securities Act of 1933, or any state securities act, and agrees that any shares of Common Stock in the Company acquired by such assignee may not be transferred during the period ending twelve months from the date of acquisition.

     9. NOTICES. All notices required or permitted to be given hereunder shall be given in writing and shall be deemed to be sufficiently given when either (a) personally delivered or (b) when deposited in the U.S. mail with postage prepaid and duly addressed to the party at its address set forth above, provided that such notice shall also be sent by certified mail, return

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receipt requested, or by overnight mail by a nationally recognized carrier or by telecopier or facsimile.

     10. NO WAIVER. Failure of the Company or the Investor to exercise any right or remedy under this Financing Agreement or any Related Agreement or otherwise, or delay by the Company or the Investor in exercising same, will not operate as a waiver thereof. No waiver by the Company or the Investor will be effective unless and until it is set forth in writing and signed by the party sought to be charged.

     11. SUCCESSORS. All provisions of this Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns hereunder.

     12. GOVERNING LAW. This Financing Agreement hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws thereof without giving effect to the rules of said state governing the conflicts of laws.

     13. ENTIRE FINANCING AGREEMENT; MODIFICATION. This Financing Agreement, together with the Related Agreements, contains the entire understanding between the parties hereto with respect to the subject matter hereof. This Financing Agreement may not be modified or amended except by a writing duly signed by the parties hereto.

     14. CAPTIONS. The caption headings of the Sections of this Financing Agreement are for convenience of reference only, and are not intended, nor should they be construed as, a part of this Financing Agreement and shall be given no substantive effect.

     15. BENEFITS OF THIS FINANCING AGREEMENT. Nothing in this Financing Agreement shall be construed to give to any individual or entity other than the parties hereto any legal or equitable right, remedy or claim under this Financing Agreement. This Financing Agreement shall be for the sole and exclusive benefit of the parties hereto.

     16. BINDING AGREEMENT. This Financing Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, estates, legal representatives, successors and assigns.

     17. COMPLETE AGREEMENT. This Financing Agreement and the documents referred to herein, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

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     18. SEVERABILITY.  If a court of competent jurisdiction determines that any provision of this Financing Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Financing Agreement, which shall remain in full force and effect in the same manner and to the same extent as if the invalid, unenforceable or illegal provision had not been contained in this Financing Agreement. If any such invalidity, unenforceability or illegality of a provision of this Financing Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Financing Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Financing Agreement generally.

     19. EXECUTION IN COUNTERPARTS. This Financing Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Financing Agreement.





                  [SIGNATURES APPEAR ON FOLLOWING PAGE]



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     IN WITNESS WHEREOF, the parties have executed this Bridge Loan
Financing and Security Agreement as of the date first written above.

WITNESS ATTEST:               INTRATEL GROUP, LTD.

/s/ DEBORAH SAUCEDO           By: /s/ CHARLES R. BRINK
----------------------------     --------------------------------
                                  (Title) Vice President
                                         ------------------------


                              FAIRFIELD HOMES LTD.

                              By:
----------------------------     --------------------------------
                                  (Title) _______________________

JOINDER AGREEMENT
-----------------

     infinet software, inc. hereby joins in the execution of this agreement for the sole purpose of acknowledging that infinet software, inc. also agrees to abide by the covenants contained in paragraphs 7(e) through 7(l) of this Bridge Loan Financing and Security Agreement as such covenants would apply to the business of infinet software, inc.

                              INFINET SOFTWARE, INC.

                              By: /s/ VINCENT T. JORDAN
----------------------------     --------------------------------
                                  (Title) President
                                         ------------------------

JOINDER AGREEMENT
-----------------

     The law firm of Krieger & Prager hereby joins in the execution of this agreement for the sole purpose of acknowledging that Krieger & Prager agrees to abide by the covenants contained in paragraph 4(f) of this Bridge Loan Financing and Security Agreement which requires the exercise of reasonable care in the custody and preservation of the Collateral and to acknowledge that it shall abide by the requirements of all provisions generally applicable to a secured party pursuant to the Uniform Commercial Code.

                              KRIEGER & PRAGER

                              By:
----------------------------     --------------------------------
                                  (Title) _______________________



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